United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 2, 2012

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Oak Ridge Micro-Energy, Inc., a Colorado corporation and the Registrant (the “Company”), Newmark Investment Limited, a corporation organized under the laws of Hong Kong (“Newmark”), and Carbon Strategic Pte Ltd, a corporation organized under the laws of Singapore (“Carbon Strategic”), executed and delivered a Share Purchase Agreement on October 2, 2012 (the “SPA”).  The principal terms of the SPA were as follows: (i) the Company would acquire all of the issued and outstanding shares of any class of Carbon Strategic, in consideration of the issuance of 94,130,440 shares of the Company’s common stock comprised of Rule 144 defined “restricted securities”; (ii) Mark Meriwether, the Company’s sole director and executive officer would be required to pay and/or compromise all outstanding debts of the Company amounting to $190,579.31, which was contemplated to include accounting and legal fees required to file the 10-Q Quarterly Report for the quarter ended September 30, 2012, and to pay the legal and filing fees to bring current any delinquent filings regarding the current patents or patents pending related to the Company’s thin-film battery technology that are or would become due through October, 2012; (iii) subject to the closing and reservation of sufficient funds to pay the $190,579.31 in outstanding liabilities of the Company, Mr. Meriwether would be paid $150,000 and 3,000,000 shares of common stock of the Company comprised of Rule 144 “restricted securities” for a Termination of Employment Agreement Fee and $500,000 for entering into a two (2) year Consulting Agreement with the Company; (iv) the name of the Company would remain as “Oak Ridge Micro-Energy, Inc.,” and its common stock would presumably continue to trade on the OTCBB under the trading symbol “OKME”; (v) Mr. Meriwether would be responsible for paying Dr. John Bates, the Company’s former Chief Technical Officer, the sum of $10,000 for the Company’s purchase of Dr. Bates’ interest in Oak Ridge Micro-Energy, Inc., a Nevada corporation (“Oak Ridge Nevada”) and 90% owned subsidiary of the Company into which all of the thin-film battery technology of the Company was conveyed on or about November 8, 2011, when Dr. Bates acquired his 10% interest in Oak Ridge Nevada in exchange for 818,898 shares of the Company’s common stock (see the Company’s 8-K Current Report dated November 8, 2011, and filed with the Securities and Exchange Commission on such date); (vi) Mr. Meriwether would resign as the President, Treasurer and the Secretary of the Company on closing, while remaining on the Board of Directors, and Jeffrey John Flood, the Managing Director of Carbon Strategic would then be elected to serve on the Board of Directors and to the positions of President, Secretary and Treasurer; (vii) and Mr. Flood would execute a one (1) year Employment Agreement with the Company at a salary yet to be determined.

The SPA contained customary and usual representations and warranties of the parties, along with various covenants to be observed and conditions to the obligations of each to close the SPA.

A copy of the SPA was attached to the Current Report on Form 8-K dated October 2, 2012, and filed with the Securities and Exchange Commission on October 9, 2012, and is incorporated herein by reference.  Copies of Mr. Meriwether’s Termination of Employment Fee Agreement and his Consulting Agreement are attached hereto and incorporated herein by reference.  See Item 9.01.  The foregoing summary of these documents is modified in its entirety by such reference.

A prior Letter of Intent to acquire Carbon Strategic, which was described in an 8-K Current Report dated and filed with the Securities and Exchange Commission on August 15, 2012, expired on September 29, 2012.

Carbon Strategic specializes in designing and developing project models for sustainable forest development and forest conservation through biodiversity, REDD (“Reduced Emissions from Deforestation and Degradation”) carbon mechanisms, sustainable forestry practices, carbon origination for renewable energy projects and strategic solutions for sustainable practice in industry.

The SPA was closed on October 8, 2012.

A transaction like the SPA whereby a majority of the Company’s shares were issued to Newmark or its designees is accounted for as a “reverse” acquisition.  Although the SPA was structured such that Carbon Strategic became a wholly-owned subsidiary of the Company, Carbon Strategic has been treated as the acquiring company for accounting purposes under Accounting Standards Codification 805-40, Reverse Acquisitions, due to the following factors: (i) Carbon Strategic’s shareholders received the larger share of the voting rights in the SPA (approximately 92%); (ii) Newmark, the sole stockholder of Carbon Strategic, received equal representation on the Board of

Directors of the Company; and (iii) Carbon Strategic’s senior management prior to the SPA holds all senior management positions in the Company post-SPA.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Forests and Climate Change

Forests, through the process of photosynthesis, remove carbon dioxide from the atmosphere and store it as biomass. This process is referred to as carbon sequestration.  The rate of carbon sequestration is related to the rate of tree growth and is dependent on many factors including the tree species, rainfall, access to moisture, movement in the soil and soil conditions. The accumulative effect of carbon sequestration in forests is responsible for them functioning as carbon “sinks.”

The tropical forests of the world today cover approximately 1.5 billion hectares (sometimes referred to herein as “Ha”)(one Ha comprises approximately 2.7 acres), of which approximately 13 million are lost annually.  Tropical rainforests are the most biologically diverse ecosystems on Earth. The virgin Rainforests of our planet are home to 61.8% of all the biological diversity on Earth.  Forests are essential to the well-being of the world’s poorest societies.  More than 1.6 billion people depend, to varying degrees, on forests for their livelihoods, such as for fuel, medicinal plants and food.  Of these, about 60 million indigenous people depend entirely on forests.

Rainforest clearing represents the world’s third greatest source of greenhouse gas emissions, accounting for up to 20% of greenhouse gas emissions globally, meaning that about 5.8 billion tonnes or metric tons of CO2 equivalent (CO2e) are being released into the atmosphere each year by rainforest destruction.

Climate Change has rapidly changed our view on the value of forest Ecosystems.  Existing forests are now considered valuable ecological infrastructure, vital to global efforts to prevent climate change.

REDD – Reduced Emissions from forest Degradation and deforestation

REDD is a financial and carbon trading mechanism that creates an incentive for developing countries to protect, better manage and wisely use their forest resources, contributing to the global fight against climate change.  REDD strategies aim to make forests more valuable standing than they would be cut down, by creating a financial value for the carbon stored in trees.

Forests that under a Business As Usual (“BAU”) development scenario or plan are “threatened” or would have been deforested or degraded are eligible for REDD Carbon Project Development.  Threats include planned and illegal deforestation for timber supply, clearing for agriculture and urban growth.

Forest Ecologists calculate the amount of carbon that would have been emitted into the atmosphere under this BAU scenario.  Once approved, the REDD Project is awarded the number of carbon credits equaling this emission calculation for sale onto the global carbon markets.

The primary objective of REDD Projects is to reduce greenhouse gases.  However, REDD Projects can deliver “co-benefits” such as biodiversity conservation and poverty alleviation.  REDD Projects that deliver such co-benefits are termed REDD+. The funds received form carbon credits sales are to be used to protect the forest and achieve sustainable development outcomes for communities in the REDD Project area and region.

Carbon Strategic

Carbon Strategic is a carbon origination and trading company with the following portfolio of REDD Carbon Projects:

•

Papua New Guinea

o

22 Projects with Traditional Land Owner Communities totalling 18,321,317 hectares.

•

The Republic of Indonesia

o

8 Projects with three provincial governments and five Kabupaten governments totalling 3,872,858 hectares.

These REDD Carbon Projects are not listed on Carbon Strategic’s balance sheet as the efforts to obtain the underlying contracts were the result of the services of Carbon Strategic’s management made possible by loans made by its Managing Director, Jeffrey John Flood.  Carbon Strategic believes that the REDD Carbon Credits that may accrue as a result of the contracts have substantial value, based upon appraisals it has obtained; however, there is no current established trading market for REDD Carbon Credits, and these REDD Carbon Credits will not accrue to Carbon Strategic if and until it completes the REDD Project Development Process outlined below, of which it is presently at Stage 5 of the 9 items of this process.  No assurance can be given as to the value these REDD Carbon Credits will realize to the benefit of the Company or its stockholders, if and when this process is complete.

Carbon Strategic, as the REDD Carbon Project developer, has the following roles and responsibilities:

•

Identify suitable project areas and forest owners (Government and or Community) with which to work with as their exclusive REDD Carbon Project Development Partner to conserve the forest through a REDD Project.

•

Work with the forest Owners to prepare an appropriate Forest Management Plan to protect the forest for the project lifetime (30 or more years).

•

Prepare all technical, financial and legal documentation necessary for the development and registration of the REDD Carbon Project.

•

Secure project finance to prepare documentation to quantify the amount of green house gas emissions that have been avoided from being released into the atmosphere as a direct result of the conservation of the forest to create the REDD Carbon Credits.

•

Manage the commercialization of the project through the sale or trade of the REDD Carbon Credits.

•

Work with the forest owners to establish structures and systems for the management of the proceeds of carbon credit trades or sales.  Funds are invested into sustainable development initiatives and for project maintenance.

•

Manage ongoing REDD Project operations for Term of the project (usually 30 years).

PAPUA NEW GUINEA

Contracts were signed with 22 local Indigenous or traditional communities over the period March 26, 2008, to March 7, 2011.

Over this period, two versions of the Service Agreement were utilized.  In November, 2009, a decision was made to add further clauses to the Original Service Agreement to provide more detailed information for any party reading the contract

The Original Service Agreement (“OSA”) and the Updated Service Agreement (“USA”) vary in the following ways:

•

Recitals: The USA included two additional recitals to provide a more detailed description of the purpose of the REDD Carbon Project and the definition of a REDD Carbon Project.

•

Section 3: A clause was added to provide more detail on the funds management procedures in the event that a forward trade of the projects carbon credits was achieved.

•

Section 5 and 6: More detail was provided on how Carbon Strategic will develop and monetise the REDD Carbon Project.

•

Section 7: A clause was added to be more specific on how the carbon credits will used to form a Risk Management Buffer to protect the project in the event of a natural or man made threat to the forest asset.

•

Section 15: The OSA had a term whereby the Client could terminate the OSA in the event that Carbon Strategic could not sell more than 30% of the carbon credits issued from the project and available for trading in the first year.  In 2008, the carbon market was in its infancy and this was a concern for most clients.  However by 2009, it was evident that this was not a risk to the project and this clause was removed.

•

Section 23: The USA provided more detail on the rights of Carbon Strategic under the Power of Attorney provided by the Client with respect to developing and monetising the carbon project.

The Table at the end of each Form of contract sets forth the full list of contracted projects in Papua New Guinea and delineates the Clients that signed under the OSA and USA.  Forms of each of these two contract templates are attached hereto and incorporated herein by reference.  See Item 9.01.

INDONESIA

Contracts were signed with 22 local Indigenous or traditional communities over the period April 27, 2009, to November 15, 2010.  Over this period, two versions of the Service Agreement were utilized.

In January, 2010, a decision was made to modify the Original Service Agreement (“OSA”) to provide more detailed information for any party reading the contract and to be more specific in its reference to forestry regulations.  A new law firm was engaged to prepare the Updated Service Agreement (“USA”), using the OSA as a guide.

Although the material difference in the terms of the obligations and commercial opportunities for Carbon Strategic between the OSA and USA contracts was minor, the extensive formatting changes made to the OSA and other additions and removals from the OSA dictate that the contracts in Indonesia should be considered as two separate groups.

The Table at the end of each Form of contract sets forth the full list of contracted projects in Indonesia and delineates the Clients that signed under the OSA and USA.  Forms of each of these two contract templates are attached hereto and incorporated herein by reference.  See Item 9.01.

REDD Project Development Process

1.

Introduction and Service Agreement: Identify suitable project areas and forest owners (Government and or Community) with which to work with as their exclusive REDD Carbon Project Development Partner to conserve the forest through a REDD Project.

2.

Feasibility: Assessments of the likely emission reductions resulting from the project (additionality), potential for mitigated emission sources shifting to a different area (leakage) and the likelihood of the emission reductions being permanent (permanence).  The outputs of technical feasibility assessments target our four main criteria for a feasible project: Scientific, Operational, Financial and Political feasibility.  From this, Carbon Strategic is able to then make an informed decision on investment in future development.

3.

Preliminary Ground-truthing field survey: Establish initial project parameters, such as: the current condition of the forest, drivers of Greenhouse Gas emissions from deforestation or peatland areas where there is an accumulation of partially decayed vegetation, check project boundaries and verify forest cover classifications and tree population density.  Spatial boundaries of the project can be finalized by drawing upon a large in-house database of spatial planning data for regions throughout Indonesia.  Collection of initial ground parameter data is needed for reliable and informed project planning and development.

4.

Consent: Local and forest communities are at the core of every REDD+ Project. Their active inclusion, approval and participation in the project are critical.  Inclusion and approval of the project by local communities is not an activity, it must be a focus.  Work with local partner organizations with whom to implement a process of Free, Prior and Informed Consent (FPIC).

5.

Baseline (business as usual) greenhouse gas emissions: These are the changes in carbon stock and/or emissions that would be expected to occur if there were no project intervention or mitigation activities implemented by the client or project proponent.  Given this knowledge, specific greenhouse gas emission mitigation projects can be identified and developed. Once these projects, such as a REDD Project or a reforestation project, have been identified, it is possible to model the likely impact that the project will have in terms of its ability to reduce greenhouse gas emissions.

6.

Biomass Survey: This stage involves the ground-level measurement of above and below-ground biomass existing inside a project area.  This includes direct measurements of forest parameters such as: tree heights, diameters, canopy sizes and species identifications.  Current best practices in biomass surveys normally always involve direct field measurement on the ground and high resolution photography aerial surveys.  A digital mosaic of the forest can be created and provide a basis for biomass estimates across the entire forest area.  The aim of this stage is to calculate the entire above and below-ground biomass of the project area using data gathered from the forest area.

7.

Final baseline determination: The incorporation of biomass data from the field into the original initial baseline estimation. Biomass data is converted into a carbon equivalent (metric tons of carbon).  The baseline (BAU) scenario considers the likely changes in above and belowground land use over time, including the likelihood of forest loss and/or drainage of peat wetlands.  By combining data from the field with the baseline scenario, a reliable estimation of actual carbon emissions can be calculated.  From this, the corresponding impact of the project can be reported in terms of the amount of greenhouse gases prevented from being released, and thus the number of likely carbon credits that can be achieved as a result of the project

8.

Assessment of Conservation value of forest: High conservation value forest (HCVF) is a term from the Forest Stewardship Council (“FSC”).  It is a forest management designation often used in the forestry sector to describe forests meeting certain criteria defined by the FSC Principles and Criteria of forest Stewardship.  HCVF areas have the following attributes:

•

Forest areas containing globally, regionally or nationally significant: concentrations of biodiversity values and/or large landscape-level forests where viable populations of most if not all naturally occurring species exist in natural patterns of distribution and abundance;

•

Forest areas that are in or contain rare, threatened or endangered ecosystems;

•

Forest areas that provide basic services of nature in critical situations; and

•

Forest areas fundamental to meeting basic needs of local communities and/or critical to local communities’ traditional cultural identity.

Assessing the presence of these areas within project areas is an important and critical step for REDD Projects.  Projects wishing to qualify for the Climate, Community and Biodiversity Alliance Standards are required to report on the HCVF status of their project areas.

9.

Project Design Documentation: The draft Project Design Document (“PDD”) is prepared for submission to an international standards body such as:

•

Voluntary Carbon Standard (“VCS”);

•

Climate, Community and Biodiversity Alliance (“CCBA”); and

•

The Clean Development Mechanism (“CDM”).

PDDs can be seen as the comprehensive final report introducing a project to the carbon market, investors, donors, and governments.  Normally these reports cover aspects of project planning, forest management, and detail the GHG emission reductions resulting from the project, including the methodological calculations used.

Carbon Strategic has reached Stage 5 of the project development process for all of its REDD Carbon Projects.

General Risks

Carbon Strategic’s methodology for REDD Project development allocates risk and liability to the party best able to bear and manage that risk or accept liability. The development philosophy is based on quarantining, to the greatest extent possible, Carbon Strategic from risk.

The first key building block is that Carbon Strategic does not take a proprietary or beneficial interest in the forest land.  This means that Carbon Strategic is not exposed to any statutory or common law (dependent on jurisdiction) liabilities that are attached to land ownership.

The forest Project is implemented through a contractual structure executed between Carbon Strategic and the “owner” of the land subject to the forest Project.  The forest owner may have the equivalent of private title to the forest or hold the forest under a crown interest.  Carbon Strategic’s role is limited to that of project developer and sponsor. The forest owner’s portion of the proceeds of carbon credit sales is deposited into a Project Trust Account managed by an independent trustee.

REDD Scheme Risk:

Globally, the REDD Project methodology is in its infancy. While a number of projects have been developed and commercialized, there is a risk that international and project country regulatory requirements may change and markets for REDD Carbon Credits may not evolve as we anticipate.  These risks are shared by all participants in the Forest Project.

Sovereign Risk:

REDD Projects are typically undertaken in jurisdictions with less evolved legal systems where sovereign intervention is a risk.  The form of any sovereign intervention is uncertain.  The forest Project mitigates this risk by holding funds off-shore until application in the project development process.  The impact of any sovereign intervention on the forest Project is shared by all parties.

Fraud Risk:

In any trading scheme there is the risk of fraud.  The Carbon Strategic methodology manages fraud through independent monitoring, multiparty (forest owner, independent trustee and Carbon Strategic) representation on all approval committees and allocation of the first loss from any financial consequence to the forest owner.

Carbon Strategic is not exposed to risk from:

•

Land ownership – this remains with the forest owners.

•

Implementation of the Sustainable Investment Scheme – this is undertaken by the forest owners.

Carbon Strategic has limited exposure to:

•

Destruction of the forest that is not covered by insurance or of a magnitude that imperils the forest Project.  Exposure is limited to financial loss.

•

Collapse of the forest Project – Exposure is limited to financial loss other than if Carbon Strategic is held to have committed fraud or negligence.

Carbon Strategic is exposed to:

•

Reputational risk as promoter and developer of the forest Project.

•

Total economic loss if the forest Project development costs are incurred and no carbon forward sales occur.

•

Sovereign Risk.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

In connection with the closing of the SPA referenced in Item 1.01, the Company issued 94,130,440 “unregistered” and “restricted” shares of its common stock to the owner of Carbon Strategic, Newmark, or its designees.  These shares were issued under Regulation S of the Securities and Exchange Commission in reliance on the status of Newmark and its designees as each being a non-“U.S. person” as that term is defined in Rule 902(k) of Regulation S of the Securities and Exchange Commission.

On the closing of the Share Purchase Agreement, the Company also issued 3,000,000 “unregistered” and “restricted” shares of its common stock to Mark L. Meriwether, its former President, Secretary and Treasurer, pursuant to the Termination Agreement referenced in Item 1.01 and attached hereto and incorporated herein by reference in Item 9.01. These shares were issued pursuant to the registration exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in a private placement not involving a public offering.

Item 5.01 Changes in Control of Registrant.

The closing of the SPA on October 8, 2012, resulted in a change in control of the Company.  Newmark or its designees were issued 94,130,440 shares, which equals approximately 92% of the outstanding voting securities of the Company.  The consideration for the issuance of these shares was the acquisition by the Company all of the issued and outstanding shares of all classes of securities of Carbon Strategic, making Carbon Strategic a wholly-owned subsidiary of the Company.  Mr. Meriwether was the Company’s sole director and executive officer prior to the closing; remains as a director; and Jeffrey John Flood became a director and the Company’s President, Secretary and Treasurer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 8, 2012, in connection with the closing of the SPA, and pursuant to the terms thereof, Mr. Meriwether resigned as the President, Secretary and Treasurer of the Company, while remaining on the Board of Directors. Jeffrey John Flood was elected to serve on the Board of Directors and to the positions of President, Secretary and Treasurer.  Mr. Flood will execute a one (1) year Employment Agreement with the Company at a salary yet to be determined, according to the terms of the SPA.

Past Five Years Employment History

Jeffrey John Flood, is 43 years of age, and has been the Managing Director for Carbon Strategic he founded and developed the company in 2006.  Carbon Strategic specializes in designing and developing project models for sustainable forest development and forest conservation through biodiversity, REDD (“Reduced Emissions from Deforestation and Degradation”) carbon mechanisms, sustainable forestry practices, carbon origination for renewable energy projects and strategic solutions for sustainable practice in industry.  Mr. Flood is also the current Managing Director of GreenCell Limited, an Australian company that has developed and patented technology for the efficient and commercially feasible sequestration of GHG emissions and production of valuable biofuels with algae.

Education, Qualifications and Associations

•

University of Queensland, Brisbane, Bachelor of Science, 1990. Majors Biochemistry/Physiology.

•

Queensland University of Technology, Brisbane, Bachelor of Applied Science 1993.

•

University of Sydney, Bachelor of Applied Science – Honors, 1997.

•

Griffith University, Gold Coast, Masters of Applied Science, 2002.

•

Adjunct Lecturer University of Sydney, 2003 – 2006.

•

Academic Awards:

•

AGFA-GERVENAIR prize for academic achievement.

•

DUPONT/AIR prize for academic achievement.

•

Member – World Association of Non-Governmental Associations.

Mr. Flood had no relationship with the Company prior to the closing of the SPA.

There are no family relationships between any of the directors or executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired*

(b)

Proforma financial information*

*

Carbon Stragegic has a fiscal year of June 30 in each year.  These financial statements will be filed with the Securities and Exchange Commission on or before November 14, 2012.

(d)

Exhibits.

Exhibit No.

Exhibit Description

10.1

Consulting Agreement with Mark L. Meriwether

10.2

Termination Agreement with Mark L. Meriwether

10.3

Form of Original Service Agreement in Papua New Guinea

10.4

Form of Updated Service Agreement in Papua New Guinea

10.5

Form of Original Service Agreement in Indonesia

10.6

Form of Updated Service Agreement in Indonesia

Current Report on Form 8-K dated October 2, 2012, and filed with the SEC on October 9, 2012*

Exhibit 10.1 – Stock Purchase Agreement dated October 2, 2012

*  This filing, with Exhibits thereto, is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	October 12, 2012	By:	/s/ Jeffrey J. Flood
Jeffrey J. Flood
President, Treasurer, Secretary and Director